UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

NetREIT
 (Exact name of registrant as specified in its charter)

CALIFORNIA	000-53673	33-0841255
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Event Registrant Deems Important to Security Holder

NetREIT (the “Company”) announced at its Annual Meeting of Shareholders (the “Annual Meeting”), held at 9a.m. on May 21, 2010 at the Company’s executive offices, located at 1282 Pacific Oaks Place in Escondido, California, that the Annual Meeting was adjourned with respect to the following Proposal and Sub-Proposals contained in the Company’s Proxy Statement  for the Annual Meeting (“Proxy Statement”): (i) Proposal 2, a proposal to approve a change in the Company’s state of incorporation from California to Maryland by means of merger of the Company with and into a newly formed, wholly owned Maryland subsidiary (the “Reincorporation Merger”), and (ii) Sub-Proposals 3A, 3E and 3I, which are proposals to adopt, as part of the Reincorporation Merger, certain provisions of the proposed articles of incorporation (“Charter”) and bylaws of the Company (“Bylaws”) under the Maryland General Corporation Law that would become effective upon consummation of the Reincorporation Merger.

At the Annual Meeting, (i) the directors nominated for election pursuant to Proposal 1 of the Proxy Statement were elected for another term; (ii) Sub-Proposals 3B, 3C, 3D, 3F, 3G, 3H, 3J and 3K, seeking approval of certain terms of the Charter and Bylaws that would become effective upon consummation of the Reincorporation Merger, were passed; and (iii) Proposal 4, seeking ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010, was passed.  In addition, the shareholders present at the Annual Meeting, either in person or via proxy, approved Proposal 5, which allowed for adjournment of the Annual Meeting as deemed necessary by the Company to solicit further votes.

The Annual Meeting has been adjourned with respect to Proposal 2 and Sub-Proposals 3A, 3E and 3I until 9:00 a.m., Pacific Time, on Friday, May 28, 2010, to allow the Company more time to solicit the vote of the holders of Series AA Preferred Stock of the Company.  The adjourned Annual Meeting will recommence at the Company’s executive offices located at 1282 Pacific Oaks Place, in Escondido, California, and at that meeting, a shareholder vote to approve Proposal 2 and Sub-Proposals 3A, 3E and 3I will take place.

As of May 21, 2010, approximately 6,251,258 million of the 10,746,555 million outstanding commons shares have been voted,  and approximately 13,800 thousand of the 50,200 thousand outstanding Series AA shares have been voted.

The Company has filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the Proxy Statement and other relevant documents filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT

Date: May 21, 2010

By: /s/ Kenneth Elsberry
Name: Kenneth Elsberry
Title: Chief Financial Officer